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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                              DOVER SADDLERY, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

     DOVER SADDLERY, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware,

     DOES HEREBY CERTIFY:

     That, by a unanimous vote of the Board of Directors of the Corporation, the following resolutions were duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such consent has been given to all stockholders who have not consented in writing to such amendment. The resolutions setting forth the amendment are as follows:

     RESOLVED:   That it is deemed advisable and in the best interests of the
                 Corporation to amend Article Sixth of its Certificate of Incorporation to delete each reference to "September 10, 2005" therein and replace each such reference with the date
                 "September 20, 2005".

     RESOLVED:   That the Corporation be and it hereby is authorized and
                 directed to amend its Certificate of Incorporation as set forth in the foregoing resolution, and that the appropriate officers of the Corporation be and they hereby are authorized and
                 directed to execute and deliver any and all documents or
                 certificates deemed necessary to effectuate the proposed
                 amendment outlined above, including a Certificate of Amendment to Certificate of Incorporation for filing with the Delaware
                 Secretary of State.
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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by the undersigned, Stephen L. Day, its President and Chief Executive Officer, this 25th day of August, 2005.

                                       DOVER SADDLERY, INC.


                                       By: /s/ Stephen L. Day
                                           -------------------------------------
                                           Stephen L. Day
                                           President and Chief Executive Officer